UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SEMPRA ENERGY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes: Reg. (s) 240.14a-101 SEC 1913 (3-99)

Sempra Energy Annual Shareholders Meeting

Notice & Admission Ticket

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

Important Notice Regarding the Availability of Proxy Materials

for the Sempra Energy Annual Shareholders Meeting to be Held on May 9, 2019

You are receiving this notice that the proxy materials for the Annual Shareholders Meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy of the proxy materials. The items to be voted on and location of the Annual Shareholders Meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of Annual Shareholders Meeting and Proxy Statement, Proxy Card and Annual Report are available at:

http://www.astproxyportal.com/ast/Sempra

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Step 2:	Go to www.voteproxy.com. To view your proxy materials, click View Materials Online.
Step 3:	Click on the specific Sempra Energy document you would like to view.
Step 4:	To vote your shares, click Vote Your Online Proxy and follow the instructions. The website will also give you a toll-free telephone number if you wish to vote by telephone.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Paper or Email Copy of the Proxy Materials — If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 29, 2019 to facilitate timely delivery.

Sempra Energy Annual Shareholders Meeting Notice & Admission Ticket

The Sempra Energy 2019 Annual Shareholders Meeting will be held on May 9, 2019 at the Balboa Bay Resort, 1221 West Coast Highway, Newport Beach, California, at 9:00 a.m. Pacific Time. Directions to the Annual Shareholders Meeting are located at the end of the Proxy Statement. Upon arrival, please present this admission ticket and photo identification at the registration desk.

Proposals to be voted on at the meeting, along with the Board of Directors’ recommendations, are listed below.

The Board of Directors recommends that you vote FOR all of the following director nominees:

1.

Election of Directors: Alan L. Boeckmann, Kathleen L. Brown, Andrés Conesa, Maria Contreras-Sweet, Pablo A. Ferrero, William D. Jones, Jeffrey W. Martin, Michael N. Mears, William C. Rusnack, Lynn Schenk, Jack T. Taylor, Cynthia L. Walker and James C. Yardley.

The Board of Directors recommends that you vote FOR the following proposals:

2.	Ratification of Independent Registered Public Accounting Firm.

3.	Advisory Approval of Our Executive Compensation.

4.	Approval of Our 2019 Long-Term Incentive Plan.

The Board of Directors recommends that you vote AGAINST proposal 5:

5.	Shareholder Proposal Requiring an Independent Board Chairman.

PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE.

To vote your shares, you must vote online, request a paper copy of the proxy materials to receive a proxy card, or call the toll-free number provided at www.voteproxy.com. If you wish to attend and vote at the meeting, please bring this notice with you.

HERE IS HOW TO ORDER A COPY OF THE PROXY MATERIALS AND SELECT A FUTURE DELIVERY PREFERENCE:

Paper copies: Current and future paper delivery requests can be submitted via the Internet, telephone or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the boxes on the first page of this notice when requesting a set of proxy materials.

Internet - To request paper copies, go to www.voteproxy.com and click Request Paper Copies of Materials. To receive mailings via email, go to www.astfinancial.com, log into your account and click Receive Company Mailings via Email.

Telephone - To request paper copies by telephone, call us toll-free at 1-888-PROXYNA (1-888-776-9962) from the United States and Canada or 1-718-921-8562 from other countries.

Email - To request paper copies, email your request to: info@astfinancial.com.

To facilitate timely delivery, requests for paper copies of the proxy materials must be received by April 29, 2019.